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                                                                     EXHIBIT 2.4


                         NON-QUALIFIED OPTION AGREEMENT


                 AGREEMENT made November 15, 1995 ("Date of Grant"), between A+ Network, Inc., a Tennessee corporation (hereinafter called the "Corporation"), and Daniel R. Hiller (hereinafter called "Holder").

                 NOW, THEREFORE, in consideration of the mutual covenants contained in this contract, the parties agree as follows:

                 1. Grant of Options. The Corporation grants to Holder the Option to purchase from the Corporation 49,108 fully paid and non-assessable shares of the common stock, $.01 par value ("Stock"), of the Corporation.

                 2. Transferability. This Option is not transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable during the Holder's lifetime, only by him.

                 3. Exercise of Option. This Option shall be exercisable, from time to time, and without regard to any order, in the amounts and at the prices set forth on Annex A hereto. In the event this Option is not exercised on or before November 15, 2005, such Option shall expire.

                 4. Method of Exercise. This Option shall be exercisable from time to time, as provided above, by delivery of a certified check or cashier's check to the Corporation in an amount equal to the exercise price for the number of shares purchased. Payment shall in all events be made at the Corporation's principal place of business.

                 5. Securities Act of 1933. Unless at the time of exercise of this Option there is an effective registration





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statement filed with the Securities and Exchange Commission under the
Securities Act of 1933, as amended (the "Securities Act"), with respect to the sale of the shares of stock issuable upon exercise of this Option, Holder's right to exercise this Option shall be subject to the delivery to the Corporation upon such exercise of a letter, in form satisfactory to the Corporation's counsel: (a) representing that Holder intends to acquire the shares of Stock issuable upon such exercise for investment for his own account and without a view to the resale or distribution thereof; and (b) agreeing that such shares shall not be sold or transferred by him in the absence of an effective registration statement filed with the Securities and Exchange Commission under the Securities Act with respect to such transfer or an opinion of counsel satisfactory to the Corporation that such sale or transfer is not required to be registered under the Securities Act or any applicable state securities law.

                 6. Withholding. Whenever Holder shall recognize compensation income as a result of the exercise of any Option granted hereunder, he shall remit in cash to the Corporation the minimum amount of federal and state income and employment tax withholding which the Corporation is required to remit to the Internal Revenue Service or applicable state department of revenue in accordance with the then current provisions of the Code or applicable state law. The full amount of such withholding shall be paid by Holder simultaneously with the exercise of an Option or upon the occurrence of any other event which results in the recognition of compensation income by Holder. The failure by Holder to remit the full amount of withholding due may, in the discretion of the Committee, result in the forfeiture of the related benefit or award notwithstanding any other provision of this Option Agreement.

                 7. Changes in Capitalization; Merger; Liquidation. The number of shares covered by this Option and the price per share





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shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of such shares effected without receipt of consideration by the Corporation.
                 If the Corporation shall be the surviving corporation in any merger or consolidation, recapitalization, reclassification of shares or similar reorganization, the Holder shall be entitled to purchase, at the same times and upon the same terms and conditions as are then provided in this Option, the number and class of shares of Stock or other securities to which the Holder of the number of shares of Stock subject to this Option at the time of such transaction would have been entitled to receive as a result of such transaction.
                 In the event of any such changes in capitalization of the Corporation, the Corporation may make such additional adjustments in the number and class of shares of Stock or other securities with respect to which this Option is exercisable as the Corporation in its sole discretion shall deem equitable or appropriate, subject to the provisions of this paragraph 7.
                 A dissolution or liquidation of the Corporation shall cause each outstanding Option to terminate.
                 Upon a merger or consolidation in which the Corporation is not the surviving corporation, the surviving corporation shall substitute another Option with equivalent value for this Option in a transaction to which Section 425(a) of the Code is applicable. In the event of a change of the Corporation's shares of Stock with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of this Option. Except as expressly provided in this paragraph 7, the Holder shall have no rights by reason of any subdivision or combination of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of Stock





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of any class or by reason of any dissolution, liquidation, merger or consolidation or distribution to the Corporation's stockholders of assets or stock of another corporation, and any issue by the Corporation of shares of Stock of any class, or securities convertible into shares of Stock of any class, shall not affect, and no adjustment by reasons thereof shall be made with respect to, the number or price of shares of Stock subject to this Option. The existence of this Option shall not affect in any way the right or power of the Corporation to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Corporation, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Corporation, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

                 8. General. This Agreement shall be construed and interpreted according to the laws of the State of Tennessee. The foregoing contains the entire and only agreement between the parties respecting the subject matter hereof, and any representation, promise, or condition in connection therewith not incorporated herein shall not be binding upon either party. The headings of the various sections of this Agreement are for convenience of reference only, and shall not modify, define, limit or expand the express provisions of this Agreement. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Corporation.

                 9. Termination. This Option shall terminate in the event the Option is not exercised on or before November 15, 2005.





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                 IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.



                                       By:      /s/ Daniel R. Hiller
                                          -------------------------------------
Attest:                                                  Holder
/s/ Howard W. Herndon
- ----------------------------
Assistant Secretary

                                       A+ NETWORK, INC.



                                       By:    /s/ Randy K. Schultz
                                          --------------------------------------
                                       Title: Vice President and Chief
                                             -----------------------------------
                                                Financial Officer
                                             -----------------------------------
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                                   SCHEDULE A


                 Exercise Price                    Share Amount
                 --------------                    ------------
                    $10.23                            14,108

                    $13.25                            10,000

                    $13.50                            15,000

                    $14.75                            10,000